                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12


                          MGIC INVESTMENT CORPORATION
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

MGIC
INVESTMENT
CORPORATION

---------------------------

NOTICE
OF
ANNUAL
MEETING
AND
PROXY
STATEMENT

---------------------------

2000
ANNUAL
REPORT
TO
SHAREHOLDERS
MGIC INVESTMENT CORPORATION

CURT S. CULVER
Chief Executive Officer

                                                                  March 26, 2001
Dear Shareholder:

     On behalf of the Board of Directors of MGIC Investment Corporation, it is my pleasure to invite you to attend the Annual Meeting of Shareholders to be held on Thursday, May 10, 2001, at the Marcus Center for the Performing Arts in Milwaukee, Wisconsin.

     At the meeting, shareholders will be asked to elect three directors and to ratify the appointment of PricewaterhouseCoopers LLP as the company's independent accountants for 2001. We will also report on our business.

     Your vote is important. Even if you plan to attend, to be sure that your shares are represented at the meeting, we encourage you to sign the enclosed card designating the proxies to vote your shares. Please read the Proxy Statement for more information about the voting process.

     Our Annual Report to Shareholders follows the Proxy Statement in this booklet.

     James D. Ericson, a director since 1985, and Edward J. Zore, a director since 1990, will leave the Board when their terms expire at the meeting. On behalf of the Board, I would like to thank Jim and Ed for their years of dedicated service.

Sincerely,

/s/ CURT S. CULVER
Curt S. Culver
Chief Executive Officer

                          MGIC INVESTMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 10, 2001

To the Shareholders of
  MGIC Investment Corporation:

     The Annual Meeting of Shareholders of MGIC Investment Corporation, a Wisconsin corporation, will be held in Vogel Hall at the Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin, on May 10, 2001, at 9:00 a.m., to vote on the following matters:

          (1) Election of a class of three directors to serve a three-year term expiring at the 2004 Annual Meeting;

          (2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2001; and

          (3) Any other matters that may be properly brought before the meeting.

     The Board of Directors has fixed the close of business on March 12, 2001, as the record date to determine the shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Jeffrey H. Lane, Secretary
Milwaukee, Wisconsin
March 26, 2001

                             YOUR VOTE IS IMPORTANT
        PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD

   MGIC INVESTMENT CORPORATION P.O. BOX 488, MGIC PLAZA, MILWAUKEE, WI 53201
                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about March 26, 2001, in connection with the solicitation of proxies on behalf of the Board of Directors of MGIC Investment Corporation (the "Company"), a Wisconsin corporation, for use at the Annual Meeting of Shareholders to be held at 9:00 a.m., Thursday, May 10, 2001, in Vogel Hall at the Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin.

VOTING MATTERS

RECORD DATE INFORMATION

     You are entitled to one vote for each share of Common Stock registered in your name in the Company's records on March 12, 2001. On that date, 106,863,869 shares of the Company's Common Stock were outstanding and entitled to vote.

VOTING BY PROXIES

     The enclosed proxy card is solicited by the Board of Directors of the Company. Your shares will be voted at the meeting by the named proxies in accordance with the choices you specify on the proxy card. If you sign and return a proxy card without giving specific choices, your shares will be voted as follows:

     FOR--Election to the Board of the three individuals nominated by the Board of Directors;

     FOR--Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001; and

     On such other matters as properly come before the meeting, in the best judgment of the named proxies.

     If your shares are held in the name of a broker, bank or other nominee, you should be receiving with this Proxy Statement instructions from them on how you can vote your shares.

HOW TO REVOKE A PROXY

     You may revoke your proxy instructions at any time before your shares have been voted by advising the Secretary of the Company in writing or by signing and delivering a proxy card with a later date. If you attend the meeting, you may withdraw your proxy and vote shares registered in your name in person. If your shares are held in the name of a broker or other nominee you must follow their instructions on how to revoke your vote.

HOW VOTES ARE COUNTED

     A quorum is necessary to hold the meeting and will exist if a majority of the outstanding shares of Common Stock entitled to vote are represented at the meeting. Votes cast by proxy or in person at the meeting will be counted at the meeting by representatives of Firstar Bank, N.A., the transfer agent and registrar of the Company's Common Stock, which has been appointed by the Company to act as inspector of election for the meeting. Abstentions will be counted for purposes of determining the presence of a quorum, but do not constitute a vote "for" or "against" any matter and will be disregarded in the calculation of "votes cast."

     A "broker non-vote" occurs when a broker or other nominee does not have authority to vote on a particular matter without instructions from the beneficial owner of the shares and has not received such instructions. Broker non-vote shares will be counted for purposes of determining the presence of a quorum, but will be disregarded in the calculation of "votes cast."

ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000, follows this Proxy Statement. The Annual Report to Shareholders is a separate report and should not be considered a part of this Proxy Statement.

STOCK OWNERSHIP

     The following table gives information about shareholders who were beneficial owners of more than 5% of the Common Stock as of December 31, 2000, based on information filed with the Securities and Exchange Commission. The table also shows the Common Stock beneficially owned by each executive officer of the Company named in the Summary Compensation Table of this Proxy Statement, and by all directors and executive officers as a group (the "Group"). Unless otherwise noted, information is given as of January 31, 2001, and the shareholders have sole voting and investment powers over their shares.

                                                              SHARES BENEFICIALLY   PERCENT
NAME                                                                 OWNED          OF CLASS
----                                                          -------------------   --------
Legg Mason, Inc.
  100 Light Street
  Baltimore, Maryland 21202 (1).............................      12,829,579          12.0%
The Northwestern Mutual Life
Insurance Company ("Northwestern Mutual")
  720 East Wisconsin Avenue
  Milwaukee, Wisconsin 53202 (2)............................       8,635,492           8.1%
Curt S. Culver (3)..........................................         370,751             *
J. Michael Lauer (3)........................................         175,112             *
Lawrence J. Pierzchalski (3)................................         103,676             *
James S. MacLeod (3)........................................         151,025             *
Jeffrey H. Lane (3).........................................          85,076             *
All directors and executive officers as a group (18 persons)
  (3)(4)....................................................       1,307,735           1.2%

---------------
* Less than 1%

(1) Ownership information is as of December 31, 2000 and includes 8,731,210 shares as to which Legg Mason Funds Management, Inc., a registered investment adviser and subsidiary of Legg Mason, Inc., has sole voting power and shared investment power. Legg Mason, Inc. is the parent holding company of the following registered investment advisers which have shared voting and investment powers as follows: Legg Mason Capital Management, Inc. -- 3,235,763 shares; Legg Mason Wood Walker, Inc. -- 9,244 shares; Batterymarch Financial Management,
Inc. -- 846,600 shares; Legg Mason Trust, fsb -- 5,900 shares; Bartlett &
Co. -- 400 shares; Brandywine Asset Management, Inc. -- 100 shares; and Perigee Investment Counsel, Inc. -- 382 shares.

(2) Northwestern Mutual has sole voting and investment powers as to 8,602,192 shares and shared voting and investment powers with various subsidiaries as to 33,300 shares.

(3) Includes shares which the named executive officers had the right to acquire on, or within 60 days after, January 31, 2001, under stock options granted to executive officers as follows: Mr. Culver -- 345,600; Mr. Lauer -- 166,940; Mr. Pierzchalski -- 99,940; Mr. MacLeod -- 126,940; Mr. Lane -- 81,455; and the Group -- 1,021,785. Also includes shares held in the Company's Profit Sharing and Savings Plan and Trust as follows: Mr. Culver -- 7,968; Mr. MacLeod -- 15,816; and the Group -- 42,818. Also includes restricted shares listed in note
(3) to the Summary Compensation Table over which the named executive officer has sole voting power but no investment power. Also includes shares for which voting and investment powers are shared as follows: Mr. Lauer -- 2,400; and the Group -- 28,776. Excludes shares, beneficial ownership of which is disclaimed, which are held as custodian for children or owned by spouses or trusts as follows: Mr. Lauer -- 2,000; and the Group -- 106,000.

(4) Includes an aggregate of 64,886 restricted shares held under the Company's 1993 Restricted Stock Plan for Non-Employee Directors and under the 1991 Stock Incentive Plan. The beneficial owners have sole voting power but no investment power over these shares. Excludes 8,635,492 shares held by Northwestern Mutual. James D. Ericson and Edward J. Zore, who are executive officers and trustees of Northwestern Mutual and directors of the Company, have each disclaimed beneficial ownership of such shares.

--------------------------------------------------------------------------------

ITEM 1--ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

     The Board of Directors is divided into three classes, with the directors of each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a three-year term. If a nominee for director is not available for election, the proxies will vote for another person proposed by the Board of Directors, or as an alternative, the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.

     Under the Company's Bylaws, written notice of nominations by shareholders for election to the Board must have been received by the Secretary no later than February 10, 2001. No notice of any such nominations was received. As a result, no other nominations for election to the Board of Directors may be made by shareholders at the Annual Meeting.

NOMINEES FOR DIRECTOR

     Two incumbent directors, James A. Abbott and Sheldon B. Lubar, and Thomas
M. Hagerty, who is not currently a director, have been nominated by the Board of Directors for election to serve a three-year term of office ending at the 2004 Annual Meeting. Two incumbent directors, James D. Ericson and Edward J. Zore, will conclude their three-year terms as directors at the Annual Meeting and are not standing for re-election.

     The principal occupation, business experience for at least the past five years, committee assignments and other information about each of the nominees and the directors continuing in office are described below.

SHAREHOLDER VOTE REQUIRED

     Each nominee who receives a plurality of the votes cast at the meeting will be elected a director. Only votes cast for a nominee will be counted. Votes cast include votes under proxies which are signed and do not have contrary voting instructions. Broker non-votes, abstentions and instructions on the proxy card to withhold authority to vote for one or more of the nominees will be disregarded in the calculation of a plurality of the votes cast.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE. PROXIES WILL BE VOTED FOR THE NOMINEES UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS.

                                                                                       SHARES
                                                                                    BENEFICIALLY
NOMINEES FOR DIRECTOR                                                                 OWNED(1)
TERM ENDING 2004                                                                    ------------

[Abbott Photo]        JAMES A. ABBOTT, 61, a Director since 1989, has been
                      Chairman and a principal of American Security Mortgage
                      Corp., a mortgage banking firm, since June 1999. He served as President and Chief Executive Officer of First Union
                      Mortgage Company, a mortgage banking company, from January
                      1980 to December 1994. Mr. Abbott is a member of the Risk
                      Management Committee of the Board of Directors. He is a
                      graduate of the University of North Carolina.                    10,762(2)(3)

[Hagerty Photo]       THOMAS M. HAGERTY, 38, who is not currently a Director, has been a managing director with Thomas H. Lee Company, a
                      private investment firm, since 1992 and has been with the
                      firm since 1988. He previously was in the Mergers and
                      Acquisitions Department of Morgan Stanley & Co.
                      Incorporated. Mr. Hagerty is a director of ARC Holdings,
                      Conseco Inc. (where he is also serving as interim Chief
                      Financial Officer), Cott Corporation, Metris Companies,
                      Syratech Corporation and Tucker Anthony. He is a graduate of
                      the University of Notre Dame and Harvard Business School.           -0-

[Lubar Photo]         SHELDON B. LUBAR, 71, a Director since 1991, has been
                      Chairman of Lubar & Co. Incorporated, a private investment and management firm, since 1977. Mr. Lubar is a Director of
                      C2, Inc., Grant-Prideco, Inc., Jefferies & Co.,
                      Massachusetts Mutual Life Insurance Co., U.S. Bancorp and
                      Weatherford International, Inc. He is Chairman of the
                      Management Development Committee of the Board of Directors
                      and a member of the Executive Committee. Mr. Lubar holds a
                      B.B.A. degree and an L.L.B. degree from the University of
                      Wisconsin-Madison.                                               30,042(2)(3)(4)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------
DIRECTORS CONTINUING IN OFFICE
TERM ENDING 2003

[Case Photo]          KARL E. CASE, 54, a Director since 1991, is the Katharine
                      Coman and A. Barton Hepburn Professor of Economics at
                      Wellesley College where he has taught since 1976. Dr. Case has been Visiting Scholar at the Federal Reserve Bank of
                      Boston since 1985 and a lecturer on economics and tax policy in the International Tax Program at the Harvard Law School
                      since 1980. He is a Director of Century Bank & Trust, the
                      Lincoln Institute of Land Policy and the New England
                      Economic Project, Inc. Dr. Case is Chairman of the Risk
                      Management Committee of the Board of Directors. He is a
                      graduate of Miami University, Oxford, Ohio, and holds M.A.
                      and Ph.D. degrees from Harvard University.                        6,633(2)(3)

[Culver Photo]        CURT S. CULVER, 48, a Director since 1999, has been Chief
                      Executive Officer of the Company since January 2000. Mr.
                      Culver has been President of the Company and Chief Executive
                      Officer of Mortgage Guaranty Insurance Corporation ("MGIC")
                      since January 1999, President of MGIC since May 1996, and
                      held senior executive positions with MGIC for more than five years before then. He is a member of the Executive Committee of the Board of Directors. Mr. Culver holds a B.B.A. degree
                      and an M.S. degree from the University of Wisconsin-Madison.    370,751(5)

[McIntosh Photo]      WILLIAM A. MCINTOSH, 61, a Director since 1996, has been
                      adjunct professor of finance at Howard University,
                      Washington, D.C. since August 1998. He served as an adjunct faculty member of Wellesley College from January through May
                      2000. He has been a financial consultant and was an
                      executive committee member and a managing director at
                      Salomon Brothers Inc, an investment banking firm, when he
                      retired in 1995 after 35 years of service. Mr. McIntosh is a
                      Director of Mason Street Funds, Inc. He is Chairman of the
                      Securities Investment Committee of the Board of Directors.
                      Mr. McIntosh is a graduate of Xavier University, Ohio.            8,507(2)(3)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------

[Muma Photo]          LESLIE M. MUMA, 56, a Director since 1995, has been Chief
                      Executive Officer of Fiserv, Inc., a financial industry
                      automation products and services firm, since March 1999. Mr.
                      Muma has been President of Fiserv since 1984. He is a member of the Audit and Executive Committees of the Board of
                      Directors. Mr. Muma holds degrees in Theoretical Mathematics
                      and Business from the University of South Florida.               13,702(2)(3)

DIRECTORS CONTINUING IN OFFICE
TERM ENDING 2002

[Bush Photo]          MARY K. BUSH, 52, a Director since 1991, has been President of Bush & Company, an international financial advisory firm, since 1991. Ms. Bush was Managing Director and Chief
                      Operating Officer of the Federal Housing Finance Board, a
                      U.S. government agency, from 1989 to 1991, Vice
                      President-International Finance of the Federal National
                      Mortgage Association, a secondary mortgage institution, from
                      1988 to 1989, and served the President of the United States as a member of the Board of the International Monetary Fund from 1984 to 1988. She is a Director of Brady Corporation,
                      RJR Tobacco Holdings, Inc. and Texaco, Inc., a Trustee of
                      Pioneer Funds and a member of the Advisory Board of
                      Washington Mutual Investors Fund. Ms. Bush is Chairperson of
                      the Audit Committee of the Board of Directors. She is a
                      graduate of Fisk University and holds an MBA degree from the
                      University of Chicago.                                            4,785(2)(3)

[Engelman Photo]      DAVID S. ENGELMAN, 63, a Director since 1993, is a private investor. Mr. Engelman was Chairman, President and Chief
                      Executive Officer of UnionFed Financial Company from 1991
                      until March 1997, and he held the same positions at its
                      subsidiary, Union Federal Bank, until the Office of Thrift
                      Supervision appointed a receiver for the bank in August
                      1996. Mr. Engelman is a Director of Fleetwood Enterprises,
                      Inc., Quaker City Bancorp, Inc. and its banking subsidiary
                      Quaker City Bank. He is a member of the Risk Management and
                      Securities Investment Committees of the Board of Directors.
                      Mr. Engelman is a graduate of the University of Arizona.          9,385(2)(3)(6)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------

[Jastrow Photo]       KENNETH M. JASTROW, II, 53, a Director since 1994, has been
                      Chairman and Chief Executive Officer of Temple-Inland Inc.,
                      a holding company with interests in paper, forest products and financial services, since January 2000. Mr. Jastrow
                      served as President and Chief Operating Officer of
                      Temple-Inland Inc. from 1998 to 2000 and held senior
                      executive positions with that company and its subsidiaries for more than five years before then. He is a member of the
                      Management Development Committee of the Board of Directors.
                      Mr. Jastrow is a graduate of the University of Texas.             5,669(2)(3)

[Kearney Photo]       DANIEL P. KEARNEY, 61, a Director since 1999, is a business consultant and private investor. He served as Executive Vice
                      President and Chief Investment Officer of Aetna, Inc., a
                      provider of health and retirement benefit plans and
                      financial services, from 1991 to 1998. Mr. Kearney was
                      President and Chief Executive Officer of the Resolution
                      Trust Corporation Oversight Board from 1990 to 1991, a
                      principal of Aldrich, Eastman & Waltch, Inc., a pension fund advisor, from 1988 to 1989, and a managing director at
                      Salomon Brothers Inc, an investment banking firm, from 1977 to 1988. Mr. Kearney is a Director of Fiserv, Inc., Great
                      Lakes REIT and MBIA, Inc. He is a member of the Audit
                      Committee of the Board of Directors. Mr. Kearney holds a
                      B.A. degree and an M.A. degree from Michigan State
                      University and a J.D. degree from the University of Chicago
                      Law School.                                                       4,724(3)

---------------

(1) Ownership information is for shares of Common Stock as of January 31, 2001. Unless otherwise noted, all directors have sole voting and investment powers with respect to the shares. Common Stock beneficially owned by each director represents less than 1% of the total number of shares outstanding.

(2) Includes 2,000 shares held under the Company's 1993 Restricted Stock Plan for Non-Employee Directors. The directors have sole voting power and no investment power over these shares.

(3) Includes shares held under the Deposit Share Program for Non-Employee Directors under the Company's 1991 Stock Incentive Plan as follows: Mr.
Abbott -- 4,448; Ms. Bush -- 2,785; Dr. Case -- 4,309; Mr. Engelman -- 4,379;
Mr. Jastrow -- 3,394; Mr. Kearney -- 1,224; Mr. Lubar -- 3,718; Mr.
McIntosh -- 4,390; and Mr. Muma -- 3,408. Directors have sole voting power and no investment power over these shares.

(4) Excludes 4,000 shares owned by a trust of which Mr. Lubar's wife is a co-trustee; 12,000 shares owned by Mr. Lubar's wife; and an aggregate of 48,000 shares owned by Mr. Lubar's four adult children. Mr. Lubar disclaims beneficial ownership of all these shares.

(5) Includes 345,600 shares which Mr. Culver had the vested right to acquire as of January 31, 2001, or which become vested within sixty days thereafter pursuant to stock options; 7,968 shares held in the Company's Profit Sharing and Savings Plan and Trust; and 5,471 restricted shares over which Mr. Culver has sole voting power but no investment power.

(6) Includes 4,075 shares for which voting and investment powers are shared by Mr. Engelman as co-trustee.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met six times during 2000, and each incumbent director attended at least 75% of the meetings of the Board and committees of the Board on which he or she served that were held while he or she was a director. The committees of the Board of Directors include the Audit Committee and the Management Development Committee.

AUDIT COMMITTEE

     The members of the Audit Committee are Ms. Bush, Mr. Kearney and Mr. Muma. The Audit Committee held six meetings during 2000. The Board determined that the members of the Audit Committee are independent as that term is used in the rules of the New York Stock Exchange pertaining to audit committees. The Board adopted a charter for the Audit Committee, which appears as Exhibit A to this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee assists the Board of Directors in carrying out the Board's oversight responsibilities in connection with the Company's accounting policies and financial reporting practices, internal controls and the audit process. The ultimate responsibility for the fairness of the Company's financial statements, however, rests with the Company's management. The independent accountants are intended to be the primary check on management's performance in this regard.

     The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP ("PwC"), the Company's independent accountants, the Company's audited financial statements for the year ended December 31, 2000. The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received from PwC the written disclosures required by the Independence Standards Board's Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PwC their independence from the Company and its management.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, which is to be filed with the Securities and Exchange Commission. These are the same financial statements that appear in the Company's Annual Report to Shareholders.

    MEMBERS OF THE AUDIT COMMITTEE:

     Mary K. Bush
     Daniel P. Kearney
     Leslie M. Muma

AUDIT AND OTHER FEES

     During the year ended December 31, 2000, PwC billed the Company fees for services of the following types:

Audit Fees..................   $406,500
All Other Fees..............   $468,656

     "Audit Fees" includes PwC's review of the Company's quarterly financial statements. "All Other Fees" does not include services for designing or implementing hardware or software systems underlying the financial statements or generating information that is significant to the Company's financial statements taken as a whole. There were no such fees for 2000. The Audit Committee considered whether the services included within "All Other Fees" were compatible with maintaining PwC's independence.

MANAGEMENT DEVELOPMENT COMMITTEE

     The members of the Management Development Committee are Messrs. Jastrow and Lubar. The Management Development Committee held two meetings during 2000. This Committee oversees the compensation program for the Company's senior management, administers the Company's stock option plans and recommends to the Board candidates to fill senior management positions and vacancies on the Board of Directors and committees.

     The Management Development Committee will consider nominees to the Board of Directors who are recommended by shareholders. Recommendations must be submitted in writing to the Committee, in care of the Secretary of the Company, by December 1 of the year preceding the applicable Annual Meeting of Shareholders and must include a description of the proposed nominee's qualifications, background information and his or her consent to serve as a director.

COMPENSATION OF DIRECTORS

     Annual and Meeting Fees: Directors who are employees of the Company or any of its subsidiaries are not compensated for their service on the Board. Directors who are not employees of the Company or of Northwestern Mutual receive an annual fee for their services of $24,000, plus $2,000 for each Board of Directors meeting attended, and $1,000 for each committee meeting attended other than in connection with a Board of Directors meeting. A director who also serves as chairperson of a Board committee receives an additional $2,000 annual fee. Fees that would have been paid to executive officers of Northwestern Mutual for their services as directors were paid to Northwestern Mutual. The Company reimburses directors for travel, lodging and related expenses incurred in connection with attending Board of Directors and committee meetings.

     Deferred Compensation Plan: Under the Company's Deferred Compensation Plan for Non-Employee Directors, an eligible director may elect to defer payment of all or part of the annual and meeting fees until the director's death, disability, termination of service as a director or to another date specified by the director. A director who participates in this plan may elect to have his or her deferred compensation account either credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year or translated on a quarterly basis into share units. Each share unit is equal in value to a share of the Company's Common Stock and is ultimately distributed in cash only. If a director defers fees into share units, dividend equivalents in the form of additional share units are credited to the director's account as of the date of payment of cash dividends on the Company's Common Stock. Mr. Culver, because of his employment by the Company, and Messrs. Ericson and Zore, because of their employment by Northwestern Mutual, are not eligible to participate in this plan.

     Deposit Share Program: The Company's 1991 Stock Incentive Plan includes a Deposit Share Program under which an eligible director may deposit up to 100% of the annual and meeting fees for the preceding year. The funds are used to purchase shares of Common Stock at fair market value which are then deposited with the Company. The Company matches each share deposited with one and one-half shares of restricted Common Stock ("Restricted Stock"). A director who had deferred annual and meeting fees during the preceding year into share units (see "Deferred Compensation Plan" above) may reduce the amount that would otherwise be required to be deposited to purchase Common Stock by the amount so deferred. For matching purposes, the amount so deferred is treated as if shares had been purchased and deposited and one and one-half shares of Restricted Stock are awarded for each such share.

     The Restricted Stock vests on the third anniversary of the award and, except for gifts to family members, may not be transferred prior to vesting. If the shares of Restricted Stock have not vested when a director's service on the Board of Directors ends, they will be forfeited unless service as a director ends on account of the director's death or a Permissible Event or the Management Development Committee waives the forfeiture. All of the director's shares of Restricted Stock vest on death. A Permissible Event is termination of service as a director because either (a) the director is no longer eligible for reelection to the Board of Directors under the Company's retirement policy, or (b) the director has taken a position with or is providing services to a governmental, charitable or educational institution whose policies prohibit continued service on the Company's Board of Directors, or (c) continued service as a director would be a violation of law. If a director ceases to be a director by reason of a Permissible Event, the Restricted Stock will continue to vest during the balance of the three-year vesting period if (i) the director enters into a non-competition agreement with the Company on or before the date that the director retires or resigns, and (ii) the director complies with the agreement for the balance of the three-year vesting period. The shares of Restricted Stock will immediately become vested upon a change in control of the Company, as defined by the agreement relating to the Restricted Stock. Messrs. Culver, Ericson and Zore are not eligible to participate in the Deposit Share Program.

     Former Restricted Stock Plan: Non-employee directors elected to the Board of Directors before 1997 were each awarded, on a one-time basis, 2,000 shares of Common Stock under the Company's 1993 Restricted Stock Plan for Non-Employee Directors. The shares are restricted from transfer until the director ceases to be a director of the Company by reason of death, disability or retirement, as defined by the agreement relating to the shares, and are forfeited if the director leaves the Board for another reason unless the forfeiture is waived by the plan administrator. In 1997, the Board decided that no new awards of Common Stock will be made under the plan. Messrs. Ericson and Zore, because of their employment by Northwestern Mutual, were not eligible to participate in the plan.

REPORT OF THE MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Management Development Committee ("Committee") of the Board of Directors submits this report on the compensation of the Company's senior management.

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program is designed to attract, retain, motivate and reward high-quality professionals. The Committee's approach to executive compensation emphasizes pay for performance over fixed salary, plus compensation linked to shareholder value in the form of stock options and restricted stock. The principal objectives of the program are to:

     - link executive compensation to Company performance;

     - align the interests of management and shareholders by providing a substantial portion of an executive's compensation opportunity in the form of Company stock; and

     - maintain competitive pay levels to attract and retain high-quality executives.

     The key components of the Company's executive compensation program are base salary, annual performance bonus (a portion of which is paid in restricted stock) and stock options. The Committee reviews compensation levels of the Company's executives each year, using compensation survey data prepared by independent consultants. The Committee believes that the Company's peer group for executive talent is not limited to the companies included in the Standard & Poor's industry index used for the performance graph comparison of shareholder return. Therefore, the compensation survey data obtained by the Committee cover a variety of publicly-traded financial guaranty and insurance companies.

BASE SALARY

     The Committee reviews the salary ranges and base salaries of the senior executives each January, comparing the compensation levels of the Company's executives to comparable positions in the companies represented in the survey data. Salary ranges of the Company's senior executives are targeted at the median compensation levels for comparable positions within the comparative group of companies. The decision to set salary range midpoints at the 50th percentile of competitive pay levels reflects the Committee's belief that a substantial portion of the senior executives' annual pay should be linked to the achievement of performance goals and increases in shareholder value.

     Mr. Culver's compensation is addressed under "Compensation of the Chief Executive Officer" below. For 2000, the Committee increased the salary range midpoints of the other senior executives by 3.3%, representing the average salary range movement reflected in the compensation survey data, and increased the salaries of those executives who were below their adjusted salary midpoints to approximate the new midpoint of their respective positions. The salaries shown for the named officers in the Summary Compensation Table which follows this report reflect payment for the first three months of the year at the salary rates in effect prior to the adjustments, which became effective in April 2000.

ANNUAL PERFORMANCE BONUS

     Annual bonuses are awarded to senior executives based upon achievement of corporate goals and individual performance. Under the executive compensation program, the Company's net income must exceed a threshold amount before any bonuses can be paid and must equal or exceed a net income target in order for senior executives to be eligible for maximum bonus awards. The Committee establishes the net income threshold and net income target in January of each year based on an assessment of the business environment and the Company's financial plan for that year. For 2000, the Committee set the target at an amount equal to the net income projected in the Company's 2000 financial plan and set as the threshold an amount equal to the Company's actual earnings for the prior year, exclusive of capital gains.

     The Committee has established five tiers applicable to bonus opportunities, with maximums ranging from 60% to 200% of base salary in effect at the time of bonus award. Based upon the Committee's belief that executive compensation should be linked to increases in shareholder value, each executive is awarded shares of restricted Company stock with a market value equal to one-third of the executive's bonus and the balance of the annual bonus is paid in cash. Ownership of the restricted shares vests one year from the date of award.

     The maximum bonus level for each senior executive was determined by the Committee in January 2000, and in the case of one named executive officer, modified in January 2001, in all cases based upon Mr. Culver's views. Mr. Culver's views generally reflected his subjective judgment as to the ability of each senior executive to influence the Company's competitiveness and profitability. Actual bonus amounts paid to the senior executives were decided in January 2001, when Mr. Culver recommended bonus awards for the other senior executives based upon, in general, his subjective evaluation of each executive's performance during the year and contributions to the Company's success. The Committee approved the recommended bonus amounts based on the maximum bonus opportunities without change.

STOCK OPTIONS

     The award of stock options to senior executives is designed to link the interests of management with the interests of other shareholders in the Company's long-term success. Under the Company's stock incentive plan, stock options are granted at the market value on the date of grant. As a result, senior executives will realize a gain from the options only if the price of the Company's common stock increases in the future, benefiting all shareholders.

     The Committee awards stock options to senior executives on an annual basis. Options awarded every third year (including the option grants in 2000) vest based upon the achievement of corporate performance goals as established by the Committee, reflecting the Committee's emphasis on performance-based compensation. Options awarded in the other years will vest over a five-year period on the basis of continued employment. The number of options granted in the year in which the options are subject to performance-based vesting will represent about one-half of the options granted in each three-year cycle. Information on the stock option grants during 2000 to Mr. Culver and the other named executive officers is set forth in the table under "Executive
Compensation -- Option Grants in 2000."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Culver's base salary was adjusted by the Committee to $475,000, which is below the salary range midpoint for the Chief Executive Officer position, but represents an increase of 10.5%, in recognition of Mr. Culver's promotion to Chief Executive Officer of the Company effective January 2000.

     For 2000, the Committee assigned Mr. Culver to the bonus tier with the highest bonus opportunity, 200% of his base salary. The Committee's decision to assign Mr. Culver to this bonus category was based on a subjective evaluation of his ability to influence the Company's profitability and reflected the Committee's desire to make Mr. Culver's performance bonus competitive with bonus opportunities available to CEOs in the peer group of companies reflected in the compensation survey data. In January 2001, in acknowledgement of the Company's results for 2000 (including its net income, return on equity and growth in primary insurance in force), and based upon the Committee's subjective evaluation of Mr. Culver's performance, the Committee awarded Mr. Culver a performance bonus of $950,000 an amount equal to 200% of his base salary. As described above, two-thirds of the bonus, or $633,339, was paid in cash and the balance of the bonus amount was awarded in the form of 5,471 shares of restricted Company stock valued at the then current market price ($57.88) per share. The shares will vest in one year.

     Mr. Culver was granted 150,000 stock options in January 2000 under the Committee's plan for stock option grants to senior executives described above. The options have a term of ten years and vest (subject to acceleration under certain circumstances) on January 26th of each of the five years following January 26, 2000, in which the Company's earnings per share are at least 10% more than its earnings per share for the immediately preceding fiscal year. The rate at which the stock options vest is equal to the percent which the Company's earnings per share for that year is of $31.21, a five-year aggregate earnings target approved by the Committee in connection with the grant of the stock options. Any options which remain unvested on January 26, 2005, are eligible to vest on January 26, 2009. The options are exercisable at $45.375 per share, the closing price of the stock on the New York Stock Exchange on the date of the grant.

TAX DEDUCTIBILITY LIMIT

     Under the Internal Revenue Code, certain compensation in excess of $1 million paid during a year to any of the executive officers named in the

Summary Compensation Table for that year is not deductible. The Committee believes that the effect of such compensation on income tax expense for 2000 was not material. The Committee believes it is in the Company's interest to preserve flexibility to pay compensation that will not qualify for the income tax deduction because it is based on subjective factors.

    MEMBERS OF THE MANAGEMENT DEVELOPMENT COMMITTEE:

    Sheldon B. Lubar, Chairman
     Kenneth M. Jastrow, II

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Insurance (Property-Casualty) Index (the peer group index which has included the Company since November, 1998). The graph assumes $100 was invested on December 31, 1995, in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Insurance (Property-Casualty) Index, and that all dividends were reinvested.

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------
                                                        1996    1997    1998    1999    2000
------------------------------------------------------------------------------------------------
  S&P 500                                               $123    $164    $211    $255    $232
------------------------------------------------------------------------------------------------
  S&P 500 Insurance (Property-Casualty)                  122     174     158     115     182
------------------------------------------------------------------------------------------------
  MGIC Investment Corporation                            140     246     148     224     251
------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Daniel Gross, the Chief Executive Officer of Enhance Financial Services Group Inc. ("Enhance") served as a director of the Company prior to resigning from the Board of Directors in November, 2000 and, along with Messrs. Jastrow and Lubar, was a member of the Management Development Committee. MGIC and Enhance, which was acquired by Radian Group, Inc. in February, 2001, are the principal owners of two joint ventures--Credit-Based Asset Servicing and Securitization LLC ("C-BASS") and Sherman Financial Group LLC ("Sherman"). During 2000, while Mr. Gross was a member of the Board, MGIC and Enhance contributed capital to Sherman, and MGIC and Enhance each sold a portion of its interest in C-BASS to members of C-BASS' senior management. In addition, C-BASS manages various mortgage-related securities beneficially owned by each of the Company and Enhance that were acquired through C-BASS, and the joint ventures sublease space from Enhance. Significant decisions affecting a joint venture must be jointly agreed to by MGIC and Enhance. In general, each has a right of first refusal for proposed transfers of the other's interest, a right to join in a sale of the other's interest, and a right to cause the joint venture to be sold to a third party if one of them declines to purchase the other's interest.

     The disclosure above is for informational purposes only. Mr. Gross indicated he did not believe that he had an indirect material interest in these matters which would require disclosure of them under the rules of the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

     The following tables provide information concerning compensation, stock option awards and aggregated stock option exercises as they relate to the Chief Executive Officer and the four other most highly compensated executive officers of the Company or of its principal subsidiary, Mortgage Guaranty Insurance Corporation ("MGIC") in 2000. The Company's retirement benefits are also described below.

SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                    -----------------------------------   -------------------------
                                                                          RESTRICTED    SECURITIES
                                                           OTHER ANNUAL     STOCK       UNDERLYING     ALL OTHER
                                                           COMPENSATION     AWARDS        STOCK       COMPENSATION
NAME AND PRINCIPAL POSITION YEAR    SALARY($)   BONUS($)      ($)(2)        ($)(3)      OPTIONS(#)       ($)(4)
--------------------------- ----    ---------   --------   ------------   ----------    ----------    ------------
Curt S. Culver              2000     463,482    633,339       1,230        316,661       150,000         59,105
  President and Chief       1999     419,252    566,678         766        283,322       175,000         62,052
  Executive Officer         1998(1)  335,165    315,000       2,534            -0-           -0-         33,832
J. Michael Lauer            2000     277,710    280,046         979        139,954        50,000         28,974
  Executive Vice President  1999     267,585    270,009         820        135,000        25,000         28,485
  and Chief Financial       1998(1)  264,462    234,000       1,360            -0-           -0-         28,612
  Officer
Lawrence J. Pierzchalski    2000     243,846    245,026         417        122,474        50,000         33,621
  Executive Vice President- 1999     238,789    240,029         360        119,971        25,000         33,122
  Risk Management           1998(1)  241,269    211,500       1,321            -0-           -0-         43,503
James S. MacLeod            2000     235,692    238,057         475        118,943        50,000         53,120
  Executive Vice President- 1999     226,061    182,442         391         91,158        25,000         52,657
  Field Operations          1998(1)  225,577    154,000       1,179            -0-           -0-         52,800
Jeffrey H. Lane             2000     208,846    210,006         917        104,994        37,500         10,100
  Senior Vice President and 1999     202,577    164,007         718         81,993        20,000          9,600
  General Counsel           1998(1)  199,731    129,500         783            -0-           -0-          9,600

---------------

(1) Reflects one extra pay period for 1998.

(2) The amounts shown in this column represent reimbursements for the payment of taxes related to income imputed in connection with the Supplemental Executive Retirement Plan referred to below. Other Annual Compensation for the years shown in the table does not include perquisites and other personal benefits because the aggregate amount of such compensation for each of the named individuals in each year did not exceed the lesser of (a) $50,000 or (b) 10% of the combined salary and bonus for the named individual in each year.

(3) For 2000, the amounts shown in this column are the New York Stock Exchange closing price on the date of the award of $57.88, multiplied by the number of shares as follows: Mr. Culver--5,471; Mr. Lauer--2,418; Mr. Pierzchalski--2,116; Mr. MacLeod--2,055; and Mr. Lane--1,814. For 1999, the amounts shown are the New York Stock Exchange closing price on the date of award multiplied by the number of shares. All shares vest on the first anniversary of the award. Dividends are paid on the restricted shares.

(4) The 2000 amounts included in All Other Compensation consist of:

                                                                                  VALUE OF SPLIT
                                                   PROFIT          MATCHING           DOLLAR
                                                   SHARING          401(k)        LIFE INSURANCE      TOTAL OTHER
NAME                                            CONTRIBUTIONS    CONTRIBUTIONS     PREMIUMS(a)      COMPENSATION(b)
----                                            -------------    -------------    --------------    ---------------
Curt S. Culver                                     $8,500           $1,600           $46,538            $59,105
J. Michael Lauer                                    8,500            1,600            18,874             28,974
Lawrence J. Pierzchalski                            8,500            1,600            23,521             33,621
James S. MacLeod                                    8,500            1,600            43,020             53,120
Jeffrey H. Lane                                     8,500            1,600               -0-             10,100

---------------

(a) The amount shown represents the full dollar amount paid by or on behalf of MGIC for the whole life portion of the split-dollar life insurance. The premium attributed to the term portion of such insurance was paid by the named executive officers. MGIC will be reimbursed for premiums paid upon the officer's termination of employment.

(b) Includes supplemental long term disability insurance premiums paid on behalf of Mr. Culver of $2,467.

--------------------------------------------------------------------------------

OPTION GRANTS IN 2000

                                                        INDIVIDUAL GRANTS(1)
                                      --------------------------------------------------------
                                       NUMBER OF     % OF TOTAL
                                      SECURITIES      OPTIONS
                                      UNDERLYING     GRANTED TO                                  GRANT DATE
                                        OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION     PRESENT
NAME                                  GRANTED(#)    FISCAL YEAR      ($/SHARE)         DATE      VALUE($)(2)
----                                  ----------    ------------   --------------   ----------   -----------
Curt S. Culver                          150,000        15.72           45.375       1/26/2010     3,343,050
J. Michael Lauer                         50,000         5.24           45.375       1/26/2010     1,114,350
Lawrence J. Pierzchalski                 50,000         5.24           45.375       1/26/2010     1,114,350
James S. MacLeod                         50,000         5.24           45.375       1/26/2010     1,114,350
Jeffrey H. Lane                          37,500         3.93           45.375       1/26/2010       835,763

---------------

(1) The options vest on each of the next five anniversaries of the January 26, 2000 grant date if the Company's earnings per share are at least 10% more than its earnings per share for the immediately preceding fiscal year. The rate at which the options vest is the percent that the Company's earnings per share for that year is of $31.21. Any portion of the options remaining unvested on January 26, 2005 will become vested on January 26, 2009 if the executive is then employed by the Company.

(2) Grant date present values were determined under the Black Scholes option pricing model using the following assumptions: expected stock price volatility of 0.3322; all options are exercised at the end of the seventh year of the option term; a dividend yield of 0.15%; and a risk-free rate of return of 6.76%, which was the yield on a U.S. Government Zero Coupon Bond with a maturity equal to the term of the grant. No adjustments are made for risk of forfeiture or non-transferability. Determining the grant date present value by use of this model is permitted by rules of the Securities and Exchange Commission; however, use of this model does not constitute an endorsement or an acknowledgement that such model can accurately determine the value of options. The actual value realized from an option will be measured by the difference between the stock price and the exercise price on the date the option is exercised.

AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                                             DECEMBER 31, 2000          AT DECEMBER 31, 2000(2)
                          SHARES ACQUIRED     VALUE     ---------------------------   ---------------------------
                            ON EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                      DURING 2000(#)     ($)(1)         (#)            (#)            ($)            ($)
----                      ---------------   --------    -----------   -------------   -----------   -------------
Curt S. Culver                 50,000       1,882,950     217,000        348,000       7,513,825      9,033,675
J. Michael Lauer              150,000       7,204,177     134,760        100,240       5,794,435      2,468,065
Lawrence J. Pierzchalski       50,000       2,477,503      92,760        100,240       3,618,310      2,468,065
James S. MacLeod               56,000       2,722,252      94,760        100,240       3,721,935      2,468,065
Jeffrey H. Lane                   -0-             -0-      57,320         80,180       1,806,420      2,013,424

---------------

(1) Value realized is the market value at the close of business on the date immediately preceding the date of exercise less the exercise price.

(2) Value is based on the closing price of $67.4375 for the Common Stock on the New York Stock Exchange at year-end 2000, less the exercise price.

--------------------------------------------------------------------------------

PENSION BENEFITS

     The Company maintains a Pension Plan for the benefit of substantially all employees of the Company and maintains a Supplemental Executive Retirement Plan (the "Supplemental Plan") for designated employees, including executive officers. The Supplemental Plan provides benefits that cannot be provided by the Pension Plan because of limitations in the Internal Revenue Code on benefits that can be provided by a qualified pension plan, such as the Company's Pension Plan.

     Under the Pension Plan and the Supplemental Plan taken together, the executive officers named above earn an annual pension credit for each year of employment equal to 2% of the officer's eligible compensation for that year. At retirement, in general, the annual pension credits are added together to determine the employee's accrued pension benefit. However, the annual pension credits for service prior to 1998 for each employee with at least five years of vested service on January 1, 1998 will generally be equal to 2% of the employee's average eligible compensation for the five years ended December 31, 1997. Eligible employees with credited service for employment prior to October 31, 1985 also receive a past service benefit, which is generally equal to the difference between the amount of pension the employee would have been entitled to receive for service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated.

     Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable upon retirement at or after age 65 (age 62 if the employee has completed at least seven years of service), and reduced benefits are payable beginning at age 55. The estimated annual benefits payable upon retirement at age 62 to Messrs. Culver, Lauer, Pierzchalski, MacLeod and Lane under the Pension Plan and the Supplemental Plan taken together, based on pension benefits earned through December 31, 2000 and an annual compensation increase of 3%, are $485,226, $152,051, $261,682, $170,504 and $153,160, respectively.

CHANGE OF CONTROL AGREEMENTS

     Each of Messrs. Culver, Lauer, Pierzchalski, MacLeod and Lane is a party to a Key Executive Employment and Severance Agreement with the Company (a "KEESA"). If a change in control of the Company occurs and the executive's employment is terminated within three years after the change in control (this three-year period is referred to as the "employment period"), other than for cause or disability, or if the executive terminates his employment for good reason, the executive is entitled to a lump sum termination payment equal to twice the sum of his annual base salary, his maximum bonus award and an amount for pension accruals and profit sharing and matching contributions. If the employment termination occurs during the employment period but more than three months after the change in control, the termination payment is reduced. The executive is also entitled to certain other benefits and the continuation of medical and other specified employee benefits during the remainder of the employment period. The KEESA provides that all unvested stock options and restricted stock become fully vested at the date of the change in control. If the excise tax under Section 280G of the Internal Revenue Code would apply to the benefits provided under the KEESA, the executive is entitled to receive a payment so that he is placed in the same position as if the excise tax did not apply.

     While the executive is employed during the employment period, the executive is entitled to a base salary no less than the base salary in effect prior to the change in control and to a bonus opportunity of no less than 75% of the maximum bonus opportunity in effect prior to the change in control. The executive is also entitled to participate in medical and other specified benefits.

     The terms "change in control of the Company," "cause," "disability" and "good reason" are defined in the KEESA. The Company has entered into the same or similar agreements with 37 other officers.

OTHER INFORMATION

     The Company has an agreement with Northwestern Mutual Investment Services, LLC, a subsidiary of Northwestern Mutual (the "NML subsidiary"), pursuant to which the NML subsidiary was retained to manage specified accounts in the Company's long-term investment portfolio, and to provide accounting and reporting services to the Company. The agreement may be canceled by the Company upon 90 days prior written notice and by the NML subsidiary upon 180 days prior written notice. The Company paid the NML subsidiary $1,056,459 in fees during 2000 under the agreement. The Company believes the terms of the agreement are no less favorable to the Company than could have been obtained from an unaffiliated third party. It is expected that the Company will continue to use the services of the NML subsidiary during 2001.

     During 2000, MGIC purchased disability coverage for its employees from Northwestern Mutual and MGIC paid Northwestern Mutual an aggregate of $281,492 in premiums for such coverage. Also during 2000, MGIC paid an aggregate of $229,002 to Northwestern Mutual in split-dollar life insurance premiums for the whole life portion of the life insurance coverage issued by Northwestern Mutual on Messrs. Culver, Lauer, Pierzchalski and MacLeod and three other employees pursuant to a split-dollar collateral assignment program. In each case, the premiums paid were determined by Northwestern Mutual's published rates and the split-dollar life insurance premiums will be repaid to MGIC upon the termination of employment of each insured person.

     Pursuant to a Common Stock Purchase Agreement entered into in 1984 between the Company and Northwestern Mutual, Northwestern Mutual has the right under certain conditions to require the Company to file a registration statement under the Securities Act of 1933 for the sale of its shares of the Company's Common Stock, or to participate in a registration of Common Stock otherwise initiated by the Company. The Company is generally required to pay all costs associated with any such registration (other than applicable underwriting commissions and discounts) and to indemnify Northwestern Mutual against certain liabilities under the Securities Act of 1933.

     During 2000, MGIC and other subsidiaries of the Company provided mortgage insurance and other services to, or received services from, unaffiliated companies of which certain non-employee directors were executive officers, directors or 10% or greater equity owners. These transactions were made in the ordinary course of business and are not considered material to the Company, nor are they required to be disclosed under the rules of the Securities and Exchange Commission. Similar transactions are expected in 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock (other than certain investment advisers with respect to shares held for third parties), to file reports of their beneficial ownership of Company stock and changes in stock ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based upon copies of the reports furnished to the Company and statements by the executive officers, directors and greater than ten percent beneficial owners subject to
Section 16(a), the Company believes that all

Section 16(a) forms were timely filed in 2000, except for one report prepared by the Company on behalf of Patrick Sinks, a Senior Vice President of the Company, which reported the exercise of an option, but inadvertently failed to report the sale of the option shares on the same date. The error was corrected in an amended report prepared by the Company on behalf of Mr. Sinks.

ITEM 2 -- RATIFICATION OF APPOINTMENT OF
INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has reappointed the accounting firm of PricewaterhouseCoopers LLP ("PwC") as independent accountants of the Company for the fiscal year ending December 31, 2001. The shareholders are being asked to ratify this appointment at the Annual Meeting. A representative of PwC is expected to attend the meeting and will be given an opportunity to make a statement and respond to appropriate questions.

SHAREHOLDER VOTE REQUIRED

     The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PwC as independent accountants. Abstentions and "broker non-votes" will not be counted as "votes cast."

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PWC AS INDEPENDENT ACCOUNTANTS. THE SHARES WILL BE VOTED FOR RATIFICATION, UNLESS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

SHAREHOLDER PROPOSALS

     Any shareholder who wants to include a proposal in the proxy material for the Company's 2002 Annual Meeting must submit the proposal to the Company on or before November 26, 2001. The rules of the Securities and Exchange Commission also establish other requirements for shareholder proposals of this type.

     Under the Company's Bylaws, a shareholder who wants to bring business before the Annual Meeting of Shareholders, other than a proposal included in the Company's proxy material, or who wants to nominate directors at the Annual Meeting must satisfy the following requirements: (1) be a shareholder of record entitled to vote at the Annual Meeting and also be a shareholder of record at the time the following notice is given; and (2) give notice to the Company's Secretary in writing that is received at the Company's principal offices not less than 45 days nor more than 70 days before the first anniversary of the date set forth in the Company's proxy statement for the prior Annual Meeting as the date on which the Company first mailed such proxy materials to shareholders. For the 2002 Annual Meeting, the relevant dates are no later than February 9, 2002 and no earlier than January 15, 2002.

     In the case of business other than nominations for directors, the notice must, among other requirements, briefly describe such business, the reasons for conducting the business and any material interest of the shareholder in such business. In the case of director nominations, the notice must, among other requirements, give various information about the nominees, including information that would be required to be included in a proxy statement of the Company had each such nominee been proposed for election by the Board of Directors of the Company.

MANNER AND COST OF PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. In addition to soliciting proxies by mail, employees of the Company may solicit proxies by telephone, facsimile or personal interview. The Company also has engaged D.F. King & Co., Inc. to provide proxy solicitation services for a fee of $7,000, plus expenses, including charges by brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the Company's Common Stock.

OTHER BUSINESS

     At the date of mailing of this Proxy Statement, the Board of Directors knew of no other business to be presented at the Annual Meeting. Under the Company's Bylaws as described under "Other Matters -- Shareholder Proposals," because no notice of any other business was given to the Company, no business may be brought before the Annual Meeting by a shareholder.

                                                                       EXHIBIT A

                          MGIC INVESTMENT CORPORATION

                            AUDIT COMMITTEE CHARTER

STRUCTURE

     The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors as defined by the New York Stock Exchange. All members of the Committee shall have the ability to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise (which may include being or having been a CEO or other senior officer with financial oversight responsibilities).

     The members of the Committee shall be appointed annually by the Board, and the Board shall appoint one of the members as Chairperson for the Committee.

AUTHORITY

     The Audit Committee shall have unrestricted access to any Company activity within the scope of its duties and responsibilities. The Committee shall have direct access to the independent accountants and internal auditors and is empowered to retain persons from within (or, in special circumstances, outside) the Company having special competence as necessary in its judgment to perform special investigations and assist the Committee in fulfilling its necessary responsibilities enumerated in this charter.

RESPONSIBILITIES

     The Audit Committee has been established by the Board of Directors to assist the Board in carrying out its oversight responsibilities in connection with the Company's accounting policies and financial reporting practices, internal controls, audit process, and certain compliance matters. It is recognized, however, that the ultimate responsibility for the fairness of the Company's financial statements rests with the Company's management, and that the independent accountants are intended to be the primary check on management's performance in this regard. Subject to these considerations, the Audit Committee shall:

     - Oversee the Company's accounting and financial reporting practices.

     - Oversee the Company's processes for assessing risks (other than those reviewed by the Risk Management and Securities Investment Committees of the Board) and the system of internal controls in place to manage the risks.

     - Oversee the Company's processes for monitoring compliance with laws, regulations and its Code of Business Conduct.

     - Oversee the internal audit function and the independent accountants.

     - Serve as a focal point for communication between the Board, the independent accountants, the internal auditors, and the Company's financial management.

MEETINGS

     The Committee shall seek to meet six times annually (four quarterly meetings, one telephonic meeting to review the annual earnings release prior to release to the public, and one telephonic meeting to review Management's Discussion and Analysis). The Internal Audit Director will act as Committee Secretary and prepare minutes of the meetings. After the minutes are approved by the Committee, a copy will be sent to the Secretary of the Company for filing in the Company's minute books. The approved minutes of the Committee, as is the case with the minutes of all of the Committees of the Board, are available for review by any interested Director.

     The internal auditors, independent accountants and representatives of management may meet alone with the Committee and have the authority and are expected to contact the Committee on any matters requiring its attention. As necessary or desirable, the Chairperson may request that members of management, the Internal Audit Director and representatives of the independent accountants be present at Committee meetings.

DUTIES

     In meeting its responsibilities, the Audit Committee shall perform the duties listed below. The degree of effort that the Committee devotes to the performance of any particular duty shall be determined in the judgment of the Committee. It is expressly recognized that, unless the Committee decides otherwise, some duties need not be performed each year.

      1. Review and update this charter, at least annually, as conditions dictate. Submit the charter to the Board of Directors for approval and have the charter included in the Company's proxy statement at least once every three years in accordance with SEC regulations.

      2. The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee. Therefore, the Audit Committee shall recommend to the Board the appointment of the independent accountants (subject to ratification by the shareholders), assess the performance of the independent accountants, and, if appropriate, recommend to the Board the discharge of such firm.

      3. Review the audit services/fees and any material non-audit services/fees to be performed by the independent accountants.

      4. Obtain a formal written statement annually from the independent accountants delineating all relationships between the independent accountants and the Company, discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and take, or recommend that the Board take, appropriate action to satisfy itself of the independence of the independent accountants. Review any other matters of which the Committee becomes aware which would impair the independence of the independent accountants.

      5. Review the proposed audit scope and approach of the independent accountants for the annual financial statement examination.

      6. After completion of the annual independent audit, review with the independent accountants the results of the audit and discuss certain matters required to be communicated to audit committees in accordance with SAS 61. Consider the independent accountants' judgments regarding the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

      7. Review the financial information included in the annual earnings release with management and the independent accountants prior to release to the public. Review the material portions of the annual financial statements, including Management's Discussion and Analysis, with management and the independent accountants prior to filing of the Company's Form 10-K. Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

      8. Review the material activities of the internal audit function, including:

         - The appointment or dismissal of the Internal Audit Director.

         - Internal Audit's charter.

         - Internal Audit's annual audit plan and changes thereto, and coordination with the independent accountants.

         - Any difficulties encountered in the course of their audits, including any restrictions on the scope of work performed or access to required information.

         - Internal Audit's independence and effectiveness.

         - Internal Audit's resources and expertise.

         - Corrective actions taken by management to address the findings and recommendations of the internal auditors.

      9. Review the Company's processes for assessing risks (other than those reviewed by the Risk Management and Securities Investment Committees of the Board) and the effectiveness of the Company's system of internal controls in place to manage the risks through a review of the reports of the independent accountants and the internal auditors, and discussions with management, the Internal Audit Director, and the independent accountants.

     10. The Chairperson will review the financial information included in the quarterly earnings release with management prior to release to the public. The Committee will discuss with the independent accountants certain matters required to be communicated to audit committees in accordance with SAS 61 prior to the Company's filing of Form 10-Q.

     11. Review significant reports of examinations made by regulatory agencies and management's responses thereto.

     12. Review with management and the independent accountants significant accounting and financial reporting developments and their impact on the Company's financial statements.

     13. Review with management the adequacy of statements of policy regarding conflicts of interest and business conduct, the means used to monitor compliance and address exceptions, and the results of the monitoring programs.

     14. Review with the Company's counsel and compliance officer the processes for monitoring compliance with laws and regulations, and review any legal, regulatory and compliance matters that could have a material impact on the Company's financial statements.

     15. Review the policies, procedures and audit results associated with officers' expenses.

     16. Annually prepare a report to shareholders as required by the SEC that is included in the Company's annual proxy statement.

     17. Report after each Committee meeting a summary of the Committee's activities to the full Board of Directors.

     18. Perform any other activities consistent with this charter as the Committee or the Board deems necessary or appropriate.

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
                                            MGIC INVESTMENT CORPORATION
                                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 10, 2001
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MGIC INVESTMENT CORPORATION


     The undersigned hereby appoints CURT S. CULVER and SHELDON B. LUBAR, and either one of them, as proxy and attorney-in-fact of the undersigned, with full power of substitution, to represent and vote as designated below, all shares of Common Stock of MGIC
Investment Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held in Vogel Hall, Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin, on Thursday, May 10, 2001,
9:00 a.m. Central Time, and at any adjournment.


     THIS PROXY, WHEN PROPERLY SIGNED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW BY THE UNDERSIGNED
SHAREHOLDER. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.


     The undersigned acknowledges receipt of the Annual Report of the Corporation and the Notice of the Annual Meeting and
accompanying Proxy Statement of the Corporation.








                                  \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED \/


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                               MGIC INVESTMENT CORPORATION 2001 ANNUAL MEETING
             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.


1. ELECTION OF DIRECTORS:     1 - JAMES A. ABBOTT      2 - THOMAS M. HAGERTY    [ ] FOR all nominees        [ ] WITHHOLD AUTHORITY
                              3 - SHELDON B. LUBAR                                  listed to the left          to vote for all
                                                                                    (except as specified        nominees listed to
                                                                                    below).                     the left.

                                                                                                        -------------------------
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)  ------->  [                         ]
of the nominee(s) in the box provided to the right.)                                                    -------------------------


2. Ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of
   the Corporation.                                                                            [ ]  FOR   [ ] AGAINST   [ ]  ABSTAIN

3. In his discretion, each Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment.



                                             Date                              NO. OF SHARES
                                                 ----------------------
Check appropriate box
Indicate changes below:
Address Change?               [ ]    Name Change?     [ ]                                 ------------------------------------------
                                                                                          |                                        |
                                                                                          |                                        |
                                                                                          |                                        |
                                                                                          |                                        |
                                                                                          ------------------------------------------
                                                                                          SIGNATURE(S) IN BOX

                                                                                          NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                                                                          APPEARS ABOVE. JOINT OWNERS SHOULD EACH
                                                                                          SIGN PERSONALLY. A CORPORATION SHOULD SIGN
                                                                                          FULL CORPORATE NAME BY DULY AUTHORIZED
                                                                                          OFFICERS AND AFFIX CORPORATE SEAL. WHEN
                                                                                          SIGNING AS ATTORNEY, EXECUTOR,
                                                                                          ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE
                                                                                          FULL TITLE.


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